UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                        SCHEDULE 14C INFORMATION

                             CURRENT REPORT

                         PURSUANT TO SECTION 14(C)
                                  of the
                      SECURITIES EXCHANGE ACT OF 1934

                      Date of Report April 29, 2004

                    American Fire Retardant Corporation
                    -----------------------------------
            (Exact name of registrant as specified in its charter)

                                   Nevada
                                   ------
         (State or other jurisdiction of incorporation or organization)


         000-26261                                      88-0386245
        -----------                                     ----------
     (SEC File Number)                     (IRS Employer Identification Number)

                      c/o, Stephen F. Owens, President
                       9316 Wheatlands Road, Suite C
                          Santee, California 92071
                          ------------------------
                    (Address of principal executive offices)

                               (619) 258-3640
                               --------------
             (Registrant's telephone number, including area code)


                       We Are Not Asking You For a Proxy
                                      AND
                    You Are Requested Not to Send Us A Proxy


Check the appropriate box:
         [ ]    Preliminary Information Statement
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                (as permitted by Rule 14c-5(d)(2)
         [X]    Definitive Information Statement



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                   American Fire Retardant Corporation
                      9316 Wheatlands Road, Suite C
                         Santee, California 92701
                              (619) 258-3640

To the Stockholders of American Fire Retardant Corporation.:

This Information Statement is furnished to the stockholders of American Fire Retardant Corporation,, a Nevada corporation (AFRC), in connection with the following corporate action in connection with resolutions of the Board of Directors and the written consent of holders of in excess of 50% of the common stock of AFRC providing for an amendment of the Articles of Incorporation as follows:

                  Amendment to the Certificate of Incorporation increasing the number of authorized $0.001 par value shares of the Common Stock from 39,200,000 to 1,980,000,000. The number of preferred shares authorized will remain as currently authorized at 500,000,000.

AFRC is not asking you for a proxy and you are requested to not send a proxy.

Only stockholders of record at the close of business on March 29, 2004 shall be given a copy of the Information Statement.

                                          By Order of the Board of Directors


                                          /s/ Stephen F. Owens
                                        ----------------------------------------
                                        Stephen F. Owens, President and Director



This information statement is being furnished to all holders of the common stock of AFRC in connection with the Proposed Action by Written Consent to amend the Articles of Incorporation to increase the number of authorized common shares to 1,980,000,000 with a par value of $.001.










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                                    ITEM 1.
                                    -------
                             INFORMATION STATEMENT
                             ---------------------

This information statement is being furnished to all holders of the common stock of American Fire Retardant, Inc., a Nevada Company ("AFRC"), in connection with resolutions of the Board of Directors and the written consent of the holders of in excess of 50% of the common stock of AFRC providing for the amendment of the Articles of Incorporation, which will provide for an increase in the number of authorized common shares to 1,980,000,000 with the par value remaining at $.001 per share

The Board of Directors and persons owning a majority of the outstanding voting securities of AFRC have unanimously adopted, ratified and approved the proposed amendment of AFRC's Articles of Incorporation. No other votes are required or necessary. See the caption "Vote Required for Approval" below. The amendment will become effective upon final acceptance and filing with the Nevada Secretary of State's office.

The Form 10KSB for the year ended December 31, 2003, filed by AFRC with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commissions web site at www.sec.gov in the Edgar Archives. AFRC is presently current in the filing of all reports required to be filed by it. See the caption Additional Information, below.

INCREASE THE AUTHORIZED COMMON STOCK OF THE COMPANY
AFRC's Articles of Incorporation, as currently in effect, authorizes AFRC to issue up to 39,200,000 shares of common stock, par value $0.001 per share. The Board of Directors has proposed an increase in the number of authorized shares of the common stock of AFRC. Upon the approval by the consenting shareholders holdings a majority of the outstanding voting securities and then the filing of the Amended Articles of Incorporation, AFRC will be authorized to issue 1,980,000,000 shares of common stock, $.001 stated par value per share and 500,000,000 shares of preferred stock, $0.001 par value per share. The Board of Directors believes that it is in AFRC's and AFRC's stockholders' best interests to increase the availability of additional authorized but unissued capital stock to provide AFRC with the flexibility to issue equity for other proper corporate purposes which may be identified in the future. Such future activities may include, without limitation, raising equity capital, adopting Employee Stock Plans or making acquisitions through the use of stock. The Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional shares of stock for any purpose other than to fulfill its obligations under its Employee Stock Incentive program..
The Board of Directors believes that the increase in authorized capital will make a sufficient number of shares available, should AFRC decide to use its shares for one or more of such previously mentioned purposes or otherwise. AFRC reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.
The increased capital will provide the Board of Directors with the ability to issue additional shares of stock without further vote of the stockholders of AFRC, except as provided under Nevada corporate law or under the rules of any national securities exchange on which shares of stock of AFRC are then listed. Under AFRC's Articles, the AFRC stockholders do not have preemptive rights to subscribe to additional securities which may be issued by AFRC, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of AFRC in order to maintain their proportionate ownership of AFRC's stock. In addition, if the Board of Directors elects to issue additional shares of stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders. In addition to the corporate purposes discussed above, the authorization of additional capital, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the Board of Directors. For

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example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of AFRC by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of AFRC and our stockholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for AFRC stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital may have the effect of permitting AFRC's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of AFRC's business. However, the Board of Directors is not aware of any attempt to take control of AFRC and the Board of Directors did not propose the increase in AFRC's authorized capital with the intent that it be utilized as a type of anti-takeover device.

The relative voting and other rights of holders of the common stock will not be altered by the authorization of additional shares of common stock, nor the authorization of a class of preferred shares. Each share of common stock will continue to entitle its owner to one vote. As a result of the increased authorization, the potential number of shares of common stock outstanding will be increased.

QUESTIONS AND ANSWERS REGARDING THE PROPOSED INCREASE IN THE
NUMBER OF AUTHORIZED COMMON STOCK AND THE AUTHORIZATION OF A
CLASS OF PREFERRED STOCK

Q. WHY HAS THE PROPOSAL BEEN MADE TO INCREASE THE NUMBER OF COMMON SHARES?
A. Our Board of Directors believes that the authorized shares of Common Stock remaining available for future issuance is not sufficient to enable AFRC to respond to potential business opportunities and to pursue important objectives that may be anticipated. Accordingly, our Board of Directors believes that it is in our best interests to increase the number of authorized shares of Common Stock as proposed. Our Board of Directors believes that the availability of such shares will provide us with the flexibility to issue Common Stock for proper corporate purposes that may be identified by our Board of Directors from time to time, such as financing, acquisitions, compensation of employees, the establishment of strategic business relationships with other companies or the expansion of AFRC's business or product lines through the acquisition of other businesses or products. The increase in the number of authorized shares of common stock is recommended by AFRC's Board in order to provide a sufficient reserve of such shares for the future growth and needs of AFRC.

The Board of Directors also believes the availability of additional shares of Common Stock will enable AFRC to attract and retain talented employees, directors and consultants through the grant of stock options and other stock-based incentives.

Q. HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSALS TO INCREASE THE NUMBER OF COMMON SHARES?
A. The three members of the Board of Directors have approved the increase in the number of common shares as in the best interest of AFRC and in the best interest of the current shareholders of AFRC.

Q. WILL I RECEIVE ANY ADDITIONAL SHARES OR A DIFFERENT CLASS OF SHARES AS A RESULT OF THESE PROPOSALS?

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A. As a current shareholder of AFRC your class of stock and the number of shares that you hold will not be affected or change as a result of the adoption of the proposals. For example, a current holder of 500 shares of common stock will remain a holder of 500 shares of common stock.

Q. WILL THE CHANGES TO THE ARTICLES OF INCORPORATION RESULT IN ANY TAX LIABILITY TO ME? A. The proposed changes are intended to be tax free for federal income tax purposes.

Q. WHAT VOTE OF THE SHAREHOLDERS WILL RESULT IN THE PROPOSAL BEING PASSED?
A. To approve the proposal, the affirmative vote of a majority of the votes cast at the special meeting is required. Consents in favor of the proposal have already been received from shareholders holding a majority of the voting securities of AFRC.

Q. WHO IS PAYING FOR THIS INFORMATION STATEMENT?
A. The Company will pay for the delivery of this information statement.

Q. WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?
A: Stephen F. Owens, President of AFRC, 9316 Wheatlands Road, Suite C, Santee, California 92071..

VOTE REQUIRED FOR APPROVAL
--------------------------

Section 78.385 of the Nevada Revised Statutes provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Nevada Corporation. This includes the amendments discussed herein. The procedure and requirements to effect an amendment to the Articles of Incorporation of a Nevada corporation are set forth in Section 78.390. Section 78.390 provides that proposed amendments must first be adopted by the Board of Directors and then submitted to shareholders for their consideration and must be approved by a majority of the outstanding voting securities.

The Board of Directors of AFRC have adopted, ratified and approved the change in the authorized shares of AFRC and submit the proposed changes to the shareholders for their approval. The securities that are entitled to vote to amend AFRC's Articles of Incorporation consist of issued and outstanding shares of AFRC's $0.001 par value common voting stock and Series A Preferred Stock outstanding on March 29, 2004, the record date for determining shareholders who are entitled to notice of and to vote on the proposed amendment to AFRC's Certificate of Incorporation.





                       DISSENTER'S RIGHTS OF APPRAISAL
                       -------------------------------

The Nevada Revised Statutes (the Nevada Law) do not provide for dissenter's rights in connection with the proposed restatement of the Articles of Incorporation.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
                -----------------------------------------------

The Board of Directors fixed the close of business on March 29, 2004 as the record date for the determination of the common shareholders entitled to notice of the action by written consent.

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At the record date, AFRC had issued and outstanding 39,197,590 shares of $0.001 par value common stock and 42,000,000 shares of $.001 par value preferred, preferred shares hold voting rights per share equal to 10 shares of common stock. Shareholders holding a controlling interest equaling more than ninety one percent (91%) of the voting rights of AFRC as of the record date, have consented to the action required to adopt the amendment of AFRC's Articles of Incorporation. This consent was sufficient, without any further action, to provide the necessary stockholder approval of the action.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE
PERCENT STOCKHOLDERS

The following table sets forth information about the beneficial ownership of AFRC's Common Stock, as of March 29, 2004 by (i) each person who is known by AFRC to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each of AFRC's named Executive Officers and Directors; and
(iii) all Directors and Executive Officers as a group:


                                                                                AMOUNT &
        TITLE OF                      NAME AND ADDRESS OF                       NATURE OF                   PERCENT OF
         CLASS                         BENEFICIAL OWNER                        BENEFICIAL                     CLASS
                                                                                OWNERSHIP
                                                                             Common/Preferred             Common/Preferred
------------------------ --------------------------------------------- ---------------------------  --------------------------
      Common Stock           Stephen F. Owens, President/Director
   ($0.001 par value)            9316 Wheatlands Road, Suite C            140      42,000,000          <=.01%         100%
                                   Santee, California 92071
      Common Stock              Raoul L. Carroll, CEO/ Director
   ($0.001 par value)            9316 Wheatlands Road, Suite C              2               0          <=.01%           0%
                                   Santee, California 92071
      Common Stock            Randy W. Betts, Secretary/Director
   ($0.001 par value)            9316 Wheatlands Road, Suite C              2               0          <=.01%           0%
                                   Santee, California 92071
      Common Stock           Directors and Executive Officers as a        144      42,000,000          <=.01%         100%
   ($0.001) par value                        Group


As of March 29, 2004, AFRC had 39,197,590 shares of its common stock issued and outstanding and 42,000,000 shares of its preferred stock issued and outstanding, each share of preferred stock holds voting rights equal to 10 shares of common stock.

                                  ITEM 5.
                                  -------
            INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
            -------------------------------------------------------
No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise,

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in the proposed amendment to AFRC's Articles of Incorporation or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

                           ADDITIONAL INFORMATION
                           ----------------------

Additional information concerning American Fire Retardant, Inc. including its Form 10-KSB annual report for the year ended December 31, 2004 which has been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.

                                                 Dated: April 29, 2004


                                        By Order of the Board of Directors

                                             /s/ Stephen F. Owens
                                        ----------------------------------------
                                        Stephen F. Owens, President and Director









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Exhibit "A"

                             STATE OF NEVADA
                         CERTIFICATE OF AMENDMENT
                       OF ARTICLES OF INCORPORATION
                                    OF
                        AMERICAN FIRE RETARDANT, INC.

         American Fire Retardant, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Nevada.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of American Fire Retardant, Inc. resolutions were duly adopted setting forth a proposed amendment of the Articles of Incorporation of said corporation, declaring said amendment to be advisable and receiving the consent of a majority of the stockholders of said corporation in consent thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Articles of Incorporation of this corporation be further amended by changing paragraph 1 of Article III so that, as amended, shall be and read as follows:

         1. Authorized Stock. The stock of the corporation is divided into two classes: (1) common stock in the amount of one billion nine hundred eighty million (1,980,000,000) shares having a stated par value $.001 each, (the "Common Stock") and (2) preferred stock in the amount of Five Hundred Million (500,000,000) shares having par value of $0.001 each, (the "Preferred Stock").

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the consent of a majority of the stockholders of said corporation was duly received and the necessary number of shares as required by statute consent to the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of the General Corporation Law of the State of Nevada,

IN WITNESS WHEREOF, said corporation, American Fire Retardant, Inc. has caused this certificate to be signed by, Stephen F. Owens, an Authorized Officer,
this        Day of April, 2004.
     ------


         /s/ Stephen F. Owens
-----------------------------------------
Stephen F. Owens, President, and Director





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